EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), Martin Lehr, Chief Executive Officer (Principal Executive Officer) of Context Therapeutics Inc. (the “Company”), and Jennifer Minai-Azary, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Quarterly Report”), and to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

/s/ Martin Lehr
Date: May 10, 2023	Martin Lehr
Chief Executive Officer (Principal Executive Officer)

/s/ Jennifer Minai-Azary
Date: May 10, 2023	Jennifer Minai-Azary
Chief Financial Officer (Principal Financial Officer)
“This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Context Therapeutics Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”